Exhibit 32.2

TAMPA ELECTRIC COMPANY

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Each of the undersigned officers of Tampa Electric Company (the “Company”) certifies, under the standards set forth in and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 9 2004	/s/ S. W. HUDSON
S. W. HUDSON
Chief Executive Officer

Dated: November 9, 2004	/s/ G. L. GILLETTE
G. L. GILLETTE
Chief Financial Officer